                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT


     The undersigned agree to the joint filing on behalf of each of them of a
Schedule 13G (including any and all amendments thereto) with respect to the shares of Univision Communications Inc., and further agree that this Agreement shall be included as an Exhibit to such filings.

     The undersigned further agree that each party hereto is responsible for timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that neither party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed this 14th day of February 2001.

                                 By: /s/ Gustavo A. Cisneros
                                    --------------------------------------
                                    Name:  Gustavo A. Cisneros


                                 By: /s/ Ricardo J. Cisneros
                                    --------------------------------------
                                    Name:  Ricardo J. Cisneros

                                 VENEVISION INTERNATIONAL LIMITED

                                 By: /s/ Joan Jensen
                                    ---------------------------------------
                                    Name: Joan Jensen
                                    Title: Attorney-In-Fact

                                 VENEVISION INVESTMENTS LLC

                                 By: /s/ Joan Jensen
                                    --------------------------------------
                                    Name: Joan Jensen
                                    Title: Attorney-In-Fact

                                 VVI INVESTMENTS CORP.

                                 By: /s/ Jose Misrahi
                                    ---------------------------------------
                                    Name: Jose Misrahi
                                    Title: President